SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of the Company was held on May 16, 2012. At the Annual Meeting, (i) the persons listed below were elected to serve as directors of the Company, each for a term of three years, (ii) Ratification of appointment of Rayburn, Bates & Fitzgerald, P.C. as the Company’s independent registered public accounting firm for the year ended December 31, 2012, and (iii) a non-binding resolution to approve executive compensation was approved. The Inspector of Election reported the vote of stockholders at the Annual Meeting as follows:

PROPOSAL I: ELECTION OF DIRECTORS

NAME	FOR	WITHHELD
John Peck	4,199,127	600,900
Ted Kinsey	4,226,221	573,806

In addition, there were 1,670,755 broker non-votes for each nominee.

PROPOSAL II: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The following is a record of the votes cast with respect to the proposal to approve the following resolution:

Ratification of appointment of Rayburn, Bates & Fitzgerald, P.C. as the Company’s independent registered public accounting firm for the year ended December 31, 2012:

	Number of	Percentage of
	Shares	Votes Cast
FOR	6,367,874	98.39%
WITHHELD	91,937	1.42%
ABSTAIN	12,547	0.19

PROPOSAL III: NON-BINDING RESOLUTION TO APPROVE

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following is a record of the votes cast with respect to the proposal to approve the following resolution:

RESOLVED, that the stockholders of HopFed Bancorp, Inc. (the “Company”) approve the compensation of the Company’s executives named in the Summary Compensation Table of the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the compensation tables and the related disclosure in the Proxy Statement.

	Number of	Percentage of
	Shares	Votes Cast
FOR	3,883,919	80.89%
AGAINST	526,746	10.97
ABSTAIN	390,938	8.14

In addition, there were 1,670,555 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: May 18, 2012	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer